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                                                                     EXHIBIT 4.6

                                                                [Execution Copy]




                          ORBITAL SCIENCES CORPORATION

                         REGISTRATION RIGHTS AGREEMENT


                                                                    Dated as of
                                                             September 16, 1997


Deutsche Morgan Grenfell Inc.
J.P. Morgan Securities Inc.
c/o Deutsche Morgan Grenfell Inc.
51 West 52nd Street
New York, New York  10019

Ladies and Gentlemen:

                  Orbital Sciences Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to Deutsche Morgan Grenfell Inc. and J.P. Morgan Securities Inc. (the "Initial Purchasers") upon the terms set forth in a purchase agreement dated September 10, 1997 (the "Purchase Agreement") between the Initial Purchasers and the Company, its 5% Convertible Subordinated Notes due 2002. As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company agrees with the Initial Purchasers,
(i) for the benefit of the Initial Purchasers and (ii) for the benefit of the Holders (as defined below) from time to time of the Registrable Securities (as defined below), including the Initial Purchasers, as follows:

                  1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Purchase Agreement or the Offering Memorandum, dated September 11, 1997, in respect of the Securities. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Additional Interest" has the meaning set forth in Section
2(c).

                  "Affiliate" of any specified Person means any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by



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contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" shall mean this Registration Rights Agreement as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Stock" means the common stock, $0.01 par value, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture.

                  "DTC" means The Depository Trust Company.

                  "Effectiveness Period" has the meaning set forth in Section 2(b) hereof.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Holder" shall mean any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

                  "Indenture" shall mean the Indenture, dated as of September 16, 1997, between the Company and the Trustee thereunder, pursuant to which the Securities are being issued, as amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Issue Date" means September 16, 1997.

                  "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, as set forth in Section 6 hereof.

                  "Person" shall mean an individual, partnership, limited liability corporation, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Prospectus" means the prospectus, including all material or documents incorporated by reference therein, included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities.

                  "Registrable Security" shall mean any Restricted Security and any share of Common Stock issuable upon conversion thereof except any such Restricted Security or share of Common Stock which (i) has been effectively registered under the Securities Act and sold in a



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manner contemplated by the applicable Registration Statement and related
Prospectus, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto), or (iii) has otherwise been transferred and a new security or share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with the Indenture.

                  "Registration Default" has the meaning set forth in Section 2(c) hereof.

                  "Restricted Securities" shall mean all Securities required pursuant to the Indenture to bear any Restricted Securities Legend (as defined in the Indenture).

                  "Rule 144" shall mean Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

                  "Rule 144A" shall mean Rule 144A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

                  "Rule 415" shall mean Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

                  "Rule 430A" shall mean Rule 430A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

                  "Securities" shall mean the $100,000,000 aggregate principal amount of 5% Convertible Subordinated Notes due 2002 of the Company being issued pursuant to the Indenture.

                  "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Shelf Registration" means a registration effected pursuant to Section 2 hereof.

                  "Shelf Registration Statement" means a shelf registration statement of the Company pursuant to the provisions of Section 2 hereof filed with the Commission which covers some or all the Registrable Securities, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material or documents incorporated by reference therein.


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                  "Special Counsel" means any special counsel to the Holders, determined as provided in Section 4 hereof.

                  "Trust Indenture Act" has the meaning set forth in Section
1.1 of the Indenture.

                  "Trustee" means the Trustee under the Indenture.

                  "underwriter" means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

                  2.  SHELF REGISTRATION.

                  (a) The Company shall use its reasonable efforts to file with the Commission, within 90 calendar days following the Issue Date of the Securities, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by Holders that comply with the requirements of
Section 3(n) hereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use its reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable, and in any event within 180 calendar days after the Issue Date.

                  (b) The Company shall use its reasonable efforts:

                      (i) Subject to Section 2(a), to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period that terminates upon the earlier to occur of (x) two years from the Issue Date of the Securities or (y) the occurrence of any one of the following events: (A) when all the Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (B) when all shares of Common Stock issued upon conversion of any such Securities that had not been sold pursuant to the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement and (C) when there shall cease to be outstanding Registrable Securities (such period described above in clauses (x) and (y) being herein called the "Effectiveness Period"); and

                      (ii) After the effectiveness of the Shelf Registration Statement, promptly upon the request of any Holder that complies with the requirements of Section 3(n) hereof, to take any action reasonably necessary to register the sale of any Registrable Securities of such Holder and to identify such Holder as a selling securityholder.

The Company shall be deemed not to have used its reasonable efforts to keep the Shelf Registration Statement effective during the Effectiveness Period if the Company voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any such Registrable Securities during the Effectiveness Period, unless (i) such Company action is required by applicable law, (ii) the continued effectiveness of the Shelf Registration Statement would require the Company to disclose a material financing, acquisition or other transaction, and the Board of Directors (or where due to the nature of the circumstances, timely consultation with the Board of Directors is not, in the good faith determination of the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer of the Company, possible, then such officer) shall have determined in good faith that such disclosure is not in the best interests of the Company and the holders of its outstanding Common Stock, or (iii) the Board of Directors (or where due to the nature of the



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circumstances, timely consultation with the Board of Directors is not, in the good faith determination of the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer of the Company, possible, then such officer) shall have determined in good faith that there is a valid business purpose or reason for such suspension, and (x) in the case of clause (i) above, the Company thereafter promptly complies with the requirements of paragraph 3(j) below and (y) in the case of any clauses (i), (ii) or (iii) the Company complies with its obligations, if any, to pay Additional Interest as described in paragraph (c) below.

                  (c) (1) If (i) on or prior to 90 days following the Issue Date a Shelf Registration Statement has not been filed with the Commission or
(ii) on or prior to the 180th day following the Issue Date, such Shelf Registration Statement is not declared effective (each, a "Registration Default"), additional interest ("Additional Interest") will accrue on the Restricted Securities from and including the date following such Registration Default until such time as such Shelf Registration Statement is filed or such Shelf Registration Statement is declared effective, as the case may be. Additional Interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date under the Indenture following the date on which such Additional Interest begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount to and including the 90th day following such Registration Default and an aggregate of one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. In the event that the Shelf Registration Statement ceases to be effective for more than 90 days or the Company suspends the use of the prospectus which is a part thereof for more than 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Restricted Securities will increase by one-half of one percent (0.50%) per annum from the 91st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective or the Company suspends the use of the prospectus which is a part thereof, as the case may be, until the earlier of such time as (i) the Shelf Registration Statement again becomes effective, (ii) the use of the related prospectus ceases to be suspended or (iii) the Effectiveness Period expires. Following the cure of all Registration Defaults relating to any Restricted Securities, the accrual of Additional Interest with respect to such Restricted Securities will cease (without in any way limiting the effect of any subsequent Registration Default). In no event shall the Company be required to pay Additional Interest in excess of the applicable maximum amount of one-half of one percent (0.50%) set forth above, regardless of whether one or multiple Registration Defaults exist.

                      (2) Additional Interest on the Restricted Securities shall be paid by the Company to the holders of record of such Restricted Securities on each Interest Payment Date (as defined in the Indenture) in the same manner as for interest on such Restricted Securities as provided in the form of Securities set forth in Section 2.2 of the Indenture.


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                      (3) All the Company's obligations set forth in this
Section 2(c) which are unsatisfied to any extent with respect to any Restricted Security at the time such security ceases to be a Restricted Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding the earlier termination of this Agreement).

                      (4) Any payments due and payable pursuant to this Section 2(c) shall be subordinated to Senior Indebtedness (as defined in the Indenture) to the extent and in the manner set forth in the Indenture.

                      (5) The rights of the recordholders of Restricted Securities to Additional Interest as set forth in this Section 2(c) is not intended to be exclusive of any other right or remedy, and shall be in addition to every other right and remedy given hereunder or under the Indenture or now or hereafter existing at law or in equity or otherwise.

                  3. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the following provisions shall apply:

                  (a) The Company shall furnish to the Special Counsel and Holders (if requested and if such Holders have provided the Company in writing their address), prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Special Counsel and Holders reasonably and in a timely fashion may propose and to which the Company does not reasonably object.

                  (b) The Company shall take such action as may be necessary so that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                  (c) (1) The Company shall advise the Initial Purchasers, the Holders (who have provided the Company with their respective addresses) and the Special Counsel and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing:



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                           (i)  when a Shelf Registration Statement and
                  any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post effective amendment thereto has become effective; and

                           (ii) other than to the Holders, of any request
                  by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

                           (2) The Company shall advise the Special Counsel and the Holders (who have provided the Company with their respective addresses) and, if requested by the Special Counsel or any such Holder, confirm such advice in writing of:

                           (i) the issuance by the Commission of any stop order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                           (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                           (iii) the happening of any event that requires
                  the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Shelf Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

                  (d) The Company shall use its reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Shelf Registration Statement.

                  (e) The Company shall furnish to the Special Counsel and each Holder (if requested in writing) with respect to a Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Special Counsel and/or Holder so requests, all reports, other documents and exhibits (including those incorporated by reference).

                  (f) The Company shall use its reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed (where reasonably possible) to each selling Holder of Restricted Securities or the



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         Common Stock issued upon conversion thereof registered thereunder
         (provided such Holder so requests and furnishes the accountants with such representations as the accountants customarily require in similar situations) and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with a shelf registration statement.

                  (g) The Company shall, during the Effectiveness Period, deliver to each Holder who has complied with Section 3(n) hereof, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request, and the Company consents (except during the continuance of any event described in Section 3(c)(2)(iii)) to the use of the Prospectus or any amendment or supplement thereto by each of the Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto during the Effectiveness Period.

                  (h) Prior to any offering of Registrable Securities pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Special Counsel and Holders who have complied with Section 3(n) hereof in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Shelf Registration Statement; provided, however, that in no event shall the Company be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any jurisdiction if it is not so subject.

                  (i) Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Holders who have complied with Section 3(n) hereof and, as applicable, the Trustee and the transfer agent for the Common Stock, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such permitted denominations and registered in such names as such Holders may request in connection with the sale of Registrable Securities pursuant to such Shelf Registration Statement.

                  (j) Upon the occurrence of any event contemplated by paragraph 3(c)(2)(iii) above, the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the



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         statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Holders (who have provided the Company with their respective addresses) of the occurrence of any event contemplated by paragraph 3(c)(2)(iii) above, such Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus or any other filings have been made.

                  (k) Not later than the effective date of any Shelf Registration Statement hereunder, the Company shall obtain a CUSIP number for the Securities registered under such Shelf Registration Statement.

                  (l) The Company shall make generally available to its securityholders or otherwise provide in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder as soon as practicable after the effective date of the applicable Shelf Registration Statement an earning statement satisfying the provisions of Section 11(a) of the Securities Act.

                  (m) The Company shall cause the Indenture and the Securities to be qualified under the Trust Indenture Act in a timely manner; and in connection with such qualification, the Company shall cooperate with the Trustee under the Indenture and the Holders (as defined in the Indenture) to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and the Company shall execute and use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

                  (n) With respect to a Shelf Registration Statement that is to include a Holder's Registrable Securities, such Holder shall furnish to the Company such information regarding the Holder and the distribution of Registrable Securities held by such Holder as may be required by applicable law or regulation for inclusion in such Shelf Registration Statement (including, without limitation, the information required by Item 507 of Regulation S-K of the Securities Act), and the Company may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request unless, and until such time as, such information is furnished by such Holder. Each such Holder agrees, by the acquisition of Restricted Securities, and agrees to confirm such agreement in writing upon request of the Company, to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event as a result of which any Prospectus relating to such Shelf Registration Statement contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of such Restricted Securities, or omits to state any material fact regarding such Holder or such Holder's intended method of distribution of such Restricted Securities, necessary to make the statements therein, in light of the circumstances then existing, not misleading and promptly to furnish to the Company any additional information required to correct and update any previously



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         furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the distribution of such Restricted Securities, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

                  (o) The Company shall enter into such customary agreements (including an underwriting agreement in customary form) to take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into pursuant to an underwritten offering in accordance with the provisions of Section 6, cause the same to contain indemnification and contribution provisions and procedures substantially similar to those set forth in Section 5 (or such other provisions and procedures acceptable to the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 5.

                  (p) The Company shall make reasonably available for inspection by one representative of the Holders designated in writing by the Holders of a majority of the Registrable Securities to be registered thereunder (calculated based on the total of (x) the number of shares of Common Stock constituting Registrable Securities to be registered thereunder plus (y) the number of shares of Common Stock obtainable at the time in question if the Restricted Securities to be registered thereunder were converted), any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as is customary for similar due diligence examinations; provided, however, that such persons (other than any attorney, including the Special Counsel, or any underwriter) shall, if requested by the Company, first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries or regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal or state securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure of failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement.

                  (q) The Company shall cause the Company's officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by the representative designated in accordance with paragraph (p) above and any such underwriter, attorney or other agent in connection with any such Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that such persons (other than any attorney, including the Special Counsel, or



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         any underwriter) shall, if requested by the Company, first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries or regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal or state securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure of failure to safeguard by any such person or
         (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement.

                  (r) The Company will use its reasonable efforts to cause the Common Stock issuable upon conversion of the Securities to be admitted for quotation on the Nasdaq National Market or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the effective date of any Shelf Registration Statement hereunder.

                  (s) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by (A) if such Rules or By-Laws, including Section 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Section 2720) to participate in the preparation of the Shelf Registration Statement relating to such Registrable Securities and to exercise usual standards of due diligence in respect thereto, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD.

                  (t) The Company shall use its reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

                  (u) Notwithstanding any provision of this Section 3 to the contrary, the Company shall not be required to amend or supplement the Shelf Registration Statement pursuant to the requirements of Sections 3(b), 3(c), 3(j) or 3(t) hereof if (i) such amendment or supplement would require the Company to disclose a material financing, acquisition or other transaction and the Board of Directors (or where due to the nature of



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         the circumstances, timely consultation with the Board of Directors is not, in the good faith determination of the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer of the Company, possible, then such officer) shall have determined that such disclosure is not in the best interests of the Company and the holders of its outstanding Common Stock or (ii) the Board of Directors (or where due to the nature of the circumstances, timely consultation with the Board of Directors is not, in the good faith determination of the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer of the Company, possible, then such officer) shall have determined in good faith that there is a valid business purpose or reason for suspending the use of the Prospectus included in such Shelf Registration Statement in accordance with Section 3(j) hereof instead of making such amendment or supplement, provided that in each such case the Company complies with its obligations, if any, to pay Additional Interest.

                  4. REGISTRATION EXPENSES. Except as otherwise provided in
Section 6, the Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall bear or reimburse the Holders for the reasonable fees and disbursements of a Special Counsel designated by the Company. For purposes of this Agreement, the Company initially appoints Cleary, Gottlieb, Steen & Hamilton, as Special Counsel; provided that the Holders of a majority of the Registrable Securities covered by the Shelf Registration Statement (calculated based on the total of (x) the number of shares of Common Stock constituting Registrable Securities to be registered thereunder plus (y) the number of shares of Common Stock obtainable at the time in question if the Restricted Securities to be registered thereunder were converted) have the right pursuant to this Agreement to substitute another firm of counsel as Special Counsel under this Agreement with the consent of the Company, which consent shall not be unreasonably withheld.

                  5. INDEMNIFICATION AND CONTRIBUTION. (a) In connection with any Shelf Registration Statement, the Company shall agree to indemnify and hold harmless each Initial Purchaser, each Holder, each underwriter who participates in an offering of Registrable Securities, the directors, officers, employees and agents of each such party and each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such party or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                           (i)  any untrue statement or alleged untrue
                  statement of any material fact contained in any Shelf Registration Statement covering Registrable Securities or any amendment thereto, any Prospectus or any amendment or supplement thereto, or

                           (ii) the omission or alleged omission to state
                  in any Shelf Registration Statement covering Registrable Securities or any amendment thereto, any

                  Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading,

and will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable (A) to any Initial Purchaser, Holder or any person controlling such Initial Purchaser or Holder in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Shelf Registration Statement covering Registrable Securities or any amendment thereto, any Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser or Holder, as the case may be, specifically for use therein or (B) to any underwriter or any person controlling such underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Shelf Registration Statement covering Registrable Securities or any amendment thereto, any Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such underwriter specifically for use therein. The indemnity provided for in this Section 5(a) shall be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the persons the Company has agreed to indemnify and hold harmless pursuant to this paragraph (a) (for purposes of this paragraph (a), the "indemnified parties"), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the indemnified parties from all liability arising out of such claim, action, suit or proceeding.

                  (b) Each Holder shall agree, severally and not jointly, to indemnify and hold harmless the Company, each Initial Purchaser, each underwriter who participates in an offering of Registrable Securities, the other Holders, the directors, officers (including each officer of the Company who signed the Shelf Registration Statement), employees and agents of each such party and each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such party or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Shelf Registration Statement covering Registrable Securities or any amendment thereto, any Prospectus or any amendment or supplement thereto, or
(ii) the omission or alleged omission to state in any Shelf Registration Statement covering Registrable Securities or any amendment thereto, any Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein, and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such Initial Purchaser, underwriter, other Holder or director, officer or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof; provided, however, that, no such Holder shall be liable for any claims hereunder in excess of the amount of the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Shelf Registration Statement.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 5, such person (for purposes of this paragraph (c), the "indemnified party") shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph (c), the "indemnifying party"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 5. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, it being further understood, however, that in the case of paragraph (a) of this Section 5, the indemnifying party's obligation shall extend to liability for the expenses of such separate counsel for each of the Initial Purchasers and their related indemnified parties, the Holders and their related indemnified parties and the underwriters and their related indemnified parties to the extent any of the foregoing indemnified parties are parties to such action or actions), or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 5 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), as between the Company, on the one hand, and the Holders, on the other, such parties shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Holders, on the other, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Holders agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute hereunder are several in proportion to the respective principal amount or number of shares, as the case may be, of Registrable Securities sold pursuant to the Shelf Registration Statement, and not joint. For purposes of this paragraph (d), each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.
                  (e) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking reasonably satisfactory to it from the holder of such Registrable Securities and from each underwriter named in any such underwriting agreement, severally and not jointly, to comply with the provisions of paragraphs (a) through (e) of this Section 5.

                  6. UNDERWRITTEN OFFERING. The Holders who desire to do so may sell Registrable Securities in an underwritten offering. In such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by the Holders of a majority of the Registrable Securities to be included in such offering (calculated based on the total of (x) the number of shares of Common Stock constituting Registrable Securities plus (y) the number of shares of Common Stock obtainable at the time in question if the Restricted Securities to be included in such offering were converted) provided, however, that (i) such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company, (ii) the Company shall not be obligated to arrange for more than one underwritten offering during the Effectiveness Period and (iii) the Company shall not be obligated (but may agree) to participate in any "roadshow" or other marketing activities with respect to such underwritten offering. No Holder may participate in any underwritten offering contemplated hereby unless such Holder
(a) agrees to sell such Holder's Registrable Securities in accordance with any approved underwriting arrangements, (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (c) at least 51% of the outstanding Registrable Securities (calculated based on the total of (x) the number of shares of Common Stock constituting Registrable Securities plus (y) the number of shares of Common Stock obtainable at the time in question if the outstanding Restricted Securities were converted) are included in such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of Special Counsel to the selling securityholders with respect to such underwritten offering.

                  The Company shall in connection with an underwritten offering in accordance with the provisions of this Section:

                  (a) if requested and provided with the relevant information, promptly include or incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters administering an underwritten offering of Registrable Securities registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

                  (b) make such representations and warranties to the Holders and the underwriters in form, substance and scope as are customarily made by the issuer to underwriters in primary underwritten offerings;

                  (c) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters) addressed to each Holder and the underwriters covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters (it being agreed that the matters to be covered by such opinion or written statement by such counsel delivered in connection with such opinions shall include in customary form, without limitation, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading);

                  (d) use its reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed (where reasonably possible) to each Holder (provided such Holder furnishes the accountants with such representations as the accountants customarily require in similar situations) and the underwriters in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

                  (e) deliver such documents and certificates as may be reasonably requested by any such Holders and the Managing Underwriters, including those to evidence compliance with Section 3(j) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                  7.  MISCELLANEOUS.

                  (a) Other Registration Rights. The Company may grant registration rights that would permit any Person that is a third party the right to piggy-back on any Shelf Registration Statement, provided that if the Managing Underwriter, if any, of such offering delivers an opinion to the Holders that the total amount of securities which they and the holders of such piggy-back rights intend to include in any Shelf Registration Statement is so large as to materially adversely affect the success of such offering (including the price at which such securities can be sold), then only the amount, the number or kind of securities to be offered for the account of holders of such piggy-back rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by the Managing Underwriter prior to any reduction in the amount of Registrable Securities to be included.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the Registrable Securities (calculated based on the total of (x) the number of shares of Common Stock constituting Registrable Securities plus (y) the number of shares of Common Stock obtainable at the time in question if the Restricted Securities then outstanding were converted).

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

                      (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this
         Section 7(c);

                      (2) if to the Initial Purchasers, initially at the address set forth in the Purchase Agreement;

                      (3) if to the Company, initially at its address set forth in the Purchase Agreement; and

                      (4) if to the Special Counsel, the address given by such Special Counsel to the Company in accordance with the provisions of this Section 7(c).

All such notices and communications shall be deemed to have been duly given when received.

                  The Initial Purchasers or the Company by written notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and the Holders, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Registrable Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Registrable Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  (e) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. This agreement shall be governed by and construed in accordance with the law of the State of New York, United States of America, without giving effect to any provisions relating to conflicts of laws.

                  (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company and you.


                                      Very truly yours,

                                      ORBITAL SCIENCES CORPORATION



                                      By:  /s/ JEFFREY V. PIRONE
                                          ---------------------------
                                      Name:  Jeffrey V. Pirone
                                      Title: Senior Vice President and
                                               Chief Financial Officer



                  The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE MORGAN GRENFELL INC.,
     as Initial Purchaser



By:    /s/ A. DAVID MILLER, JR.
     ----------------------------------
       Name: A. David Miller, Jr.
       Title: Managing Director

J.P. MORGAN SECURITIES INC.,
     as Initial Purchaser



By:    /s/ ERIK R. OKEN
     ----------------------------------
       Name: Erik Oken
       Title: Vice President